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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  January 09, 2000

                        CONCENTRIC NETWORK CORPORATION

                           _________________________

            (Exact name of Registrant as specified in its charter)

            Delaware                  000-22575                65-0257497
            --------                  ---------                ------------
(State or other jurisdiction of     (Commission             (I.R.S. Employer
incorporation or organization)      File Number)          Identification Number)

   1400 Parkmoor Avenue                                      94563
   San Jose, California 95126                              (Zip Code)
   (Address of Principal Executive
              Offices)

      Registrant's telephone number, including area code: (408) 817-2800

                                Not Applicable
                         -----------------------------
         (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

     On January 9, 2000 Concentric Network Corporation ("Concentric"), NEXTLINK Communications, Inc., a Delaware corporation ("NEXTLINK"), Eagle River Investments, L.L.C., a Washington limited liability company ("Eagle River") and NM Acquisition Corp., a Delaware corporation ("Newco") entered into an Agreement and Plan of Merger and Share Exchange Agreement (the "Agreement"), pursuant to which, subject to the terms and conditions set forth therein, NEXTLINK shall be merged with and into Newco and immediately thereafter Concentric shall be merged with and into Newco (the "Merger"), with Newco as the surviving corporation in the Merger (the "Surviving Corporation"). As a result of the Merger, among other things, each outstanding share of Concentric common stock shall be exchanged for that number of shares of Newco common stock determined by dividing $45.00 by the 20 day average trading price of NEXTLINK common stock prior to closing, but will not be less than .495 shares of Newco common stock (if NEXTLINK's stock price exceeds $90.91), or more than .650 shares of Newco common stock (if NEXTLINK's average stock price is less than $69.23). It is contemplated that Newco will be renamed NEXTLINK Communications, Inc. following the Merger and its shares will trade on the Nasdaq National Market under the symbol "NXLK", currently the designation of NEXTLINK's common stock.


     In connection with the Agreement, NEXTLINK entered into individual Voting Agreements dated as of January 9, 2000 (the "Voting Agreements") with certain stockholders of Concentric (the "Concentric Stockholders"). The Voting Agreements relate to approximately 778,192 shares of Concentric Common Stock. Pursuant to the Voting Agreements, the Concentric Stockholders have agreed to vote all of the shares of Concentric Common Stock they own as of January 9, 2000 and continue to hold at the time of the meeting of Concentric stockholders held to vote on the merger, in favor of the Merger and for approval and adoption of the Agreement. Pursuant to the Agreement, Concentric has also entered into a voting agreement with Eagle River, in which Eagle River has agreed to deliver its consent as majority stockholder of NEXTLINK approving the Merger.

     The Boards of Directors of NEXTLINK and Concentric have unanimously approved the Merger. The consummation of the transactions contemplated by the Agreement is subject to certain conditions, including (i) approval of the Merger by the holders of a majority of the shares of Concentric Common Stock at a special meeting of stockholders of Concentric (the "Concentric Special Meeting"); and (ii) certain other customary conditions in a transaction of this nature, including receipt of all necessary regulatory approvals. A joint proxy statement/prospectus relating to the Merger and the shares to be issued thereunder will be distributed to the stockholders of Concentric prior to the Concentric Special Meeting. After the Merger, the Concentric Common Stock will be delisted from trading on the Nasdaq National Market, and registration of the Concentric Common Stock will be terminated pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934. Concentric and NEXTLINK expect to obtain consent of Concentric's bond and preferred stock holders to the Merger, but have reserved the right to restructure the transaction so that these consents will not be required.

     A copy of each of the Agreement, dated January 9, 2000, and the joint press release of Concentric and NEXTLINK, dated January 10, 2000, issued in connection with execution of the Agreement is filed as an exhibit hereto and is incorporated herein by reference.

     (c)  EXHIBITS

          2.1 Agreement and Plan of Merger and Share Exchange Agreement dated as of January 9, 2000, by and among Concentric Network Corporation, NEXTLINK Communications, Inc., Eagle River Investments, LLC, and NM Acquisition Corp.

                                      -2-
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          99.1  Joint Press Release of Concentric Network Corporation and
               NEXTLINK Communications, Inc., dated January 10, 2000.

                                      -3-
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CONCENTRIC NETWORK CORPORATION

Date: January 12, 2000        By: /s/ Michael Anthofer
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                                  Michael Anthofer
                                  Senior Vice President and Chief Financial
                                  Officer